Exhibit 10.2

GUARANTY

THIS GUARANTY (this “Guaranty”) is made and effective this _____ day of August, 2016, by and from the undersigned individual(s), each having a principal residence address as set forth on the signature page(s) to this Guaranty (individually and collectively, “Guarantor”), to and for the benefit of FEDERAL NATIONAL PAYABLES, INC. doing business as FEDERAL NATIONAL COMMERCIAL CREDIT, a Delaware corporation (“Federal National”), whose principal address is 7315 Wisconsin Ave, Suite 820W, Bethesda, Maryland 20814-3225.

WHEREAS, Federal National has extended financial accommodations to: Superior Drilling Products, Inc., a Utah corporation; Superior Drilling Solutions, LLC, a Utah limited liability company; Hard Rock Solutions, LLC, a Utah limited liability company; and, Extreme technologies, LLC, a Utah limited liability company (collectively the “Companies”) under and pursuant to a Loan and Security Agreement dated March 8, 2016 and amended on March 28th and May 12th, 2016 (said agreement, amendments and all other agreements, documents, instruments, certificates, reports and financing statements heretofore or hereafter executed or delivered in connection therewith, as each may be as amended, revised, restated, modified or supplemented from time to time, collectively and individually referred to herein as the “Financing Documents”), which financing is secured by certain tangible and intangible property of the Companies, as more fully described in the Financing Documents (collectively, “Collateral”); and

WHEREAS, pursuant to Federal National’s request, as a condition to the agreement of Federal National to extend financial accommodations to the Companies pursuant to the Financing Documents, Guarantor has agreed to execute and deliver to Federal National this Guaranty and to perform and to comply with its obligations under this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Federal National to extend financial accommodations to the Companies under the Financing Documents, Guarantor, intending to be legally bound hereby, agrees as follows:

1. Guarantor, jointly and severally if more than one, unconditionally and absolutely guarantees to Federal National (A) the due and punctual payment and performance when due of all obligations and any and all other monies and amounts due or which may become due on, under or with respect to any and all of the Financing Documents and any promissory notes or other evidence of indebtedness such obligations, of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise (including without limitation any interest and/or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding relating to the Companies, whether or not a claim for post-petition interest and/or expenses is allowed in such case or proceeding), (B) the due and punctual performance and observance by the Companies of all of the other terms, covenants, agreements, indemnifications, and conditions of the Financing Documents, in any case whether according to the present terms thereof, at any earlier or accelerated date or dates or pursuant to any extension of time or to any change in the terms, covenants, agreements and conditions thereof now or at any time hereafter made or granted, (C)  all liabilities and obligations of Guarantor hereunder, and (D) all costs, expenses and liabilities (including, without limitation, reasonable attorneys fees and expenses, documentation and diligence fees and legal expenses, and search, audit, recording, professional and filing fees and expenses) that may be incurred or advanced by Federal National in any way in connection with the foregoing and/or otherwise required to be paid by Guarantor hereunder (collectively, such items in clauses (A) through (D) being the “Guaranteed Obligations”). Guarantor acknowledges that this Guaranty shall be deemed a continuing guaranty of the Guaranteed Obligations under the Financing Documents.

2. This Guaranty is a guaranty of payment and not a guaranty of collection. If any Guaranteed Obligation is not satisfied when due, whether by acceleration or otherwise, Guarantor shall forthwith satisfy such Guaranteed Obligation, upon demand, and no such satisfaction shall discharge the obligations of Guarantor hereunder until all Guaranteed Obligations have been indefeasibly paid in cash and performed and satisfied in full and the Financing Documents terminated. The liability of Guarantor under this Guaranty shall be primary and direct and not conditional or contingent upon the enforceability of any obligation, the solvency of the Companies or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by Federal National of any remedies it may have against the Companies or any other guarantor of the Guaranteed Obligations or any other Person. Without limiting the generality of the foregoing, Federal National shall not be required to make any demand on the Companies or any other guarantor of the Guaranteed Obligations or any other Person or to sell at foreclosure or otherwise pursue or exhaust its remedies against any Collateral of the Companies or any other guarantor of the Guaranteed Obligations or any other Person before, simultaneously with or after enforcing its rights and remedies hereunder against Guarantor, and any one or more successive and/or concurrent actions may be brought against Guarantor in the same action brought against the Companies or any other guarantor of the Guaranteed Obligations or any other Person or in separate actions, as often as Federal National may deem advisable, in its sole discretion. The obligations of Guarantor hereunder shall not in any way be affected by (A) any action taken or not taken by Federal National, which action or inaction is hereby consented and agreed to by Guarantor, (B) the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, lien or other security interest or security for any of the Guaranteed Obligations, or (C) the value, genuineness, validity or enforceability of the Collateral for any of the Guaranteed Obligations.

3. Guarantor hereby represents and warrants to Federal National (which representations and warranties shall survive the execution and delivery of this Guaranty and the making of financial accommodations under the Financing Documents) as follows:

(A) The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other governmental authority binding on or applicable to Guarantor or any of its properties or assets; or (ii) conflict with, result in a breach of, constitute a default of or an event of default under, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any indenture, agreement or other instrument to which Guarantor is a party or by which it or any of its properties or assets are bound or subject;

(B) Guarantor has filed all federal and state income tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Guarantor, except such taxes as are not yet due or are being contested in good faith. Guarantor is not in violation of any applicable federal, state or local laws, statutes, rules regulations or ordinances, and has not received any notice of any investigation or complaint alleging that Guarantor on any of its properties or assets is in violation of any such law, statute, rule, regulation or ordinance;

(C) Guarantor is not presently a debtor in any proceeding under the federal Bankruptcy Code or any state insolvency proceeding; and

(D) All personal financial information provided by Guarantor to Federal National is true, correct and accurate as of the date of this Guaranty.

4. Guarantor hereby covenants and agrees that so long as any of the Guaranteed Obligations shall be outstanding:

(A) Guarantor shall pay, or cause to be paid, when due, all indebtedness and liabilities, and pay and discharge promptly all taxes, assessments, governmental charges and levies upon Guarantor or upon Guarantor's income, profits or property, except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings being diligently pursued.

(B) Guarantor shall promptly give written notice to Federal National of (i) the occurrence of any event of default or any event, development or circumstance which would be reasonably likely to materially and adversely affect the financial condition of Guarantor, taken as a whole; (ii) any material litigation instituted or, to the knowledge of Guarantor, threatened against Guarantor; or (iii) any judgment against Guarantor where claims against Guarantor exceed $10,000; and

(C) Guarantor hereby subordinates, and will cause to be subordinated, to the repayment of the Guaranteed Obligations, all debts of the Companies to Guarantor.

5. Guarantor hereby waives demand, setoff, counterclaim, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, notice of credit extended, Collateral received or delivered, or any other action taken by Federal National in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein, it being the intention hereof that Guarantor shall remain liable as a principal until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in full in cash and performed and satisfied in full and the Financing Documents terminated, notwithstanding any act, omission, or anything else which might otherwise operate as a legal or equitable discharge of Guarantor. The pleading of any statute of limitations as a defense to any demand against Guarantor hereunder and under the Financing Documents is expressly waived by Guarantor. Guarantor hereby waives any requirement of marshalling of claims, property or Collateral.

6. Guarantor acknowledges and agrees that its obligations as Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Companies or any other guarantor of the Guaranteed Obligations or any other Person or its estate in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

7. Guarantor acknowledges and agrees that Federal National shall have the full right and power, in its sole discretion and without any notice to or consent from Guarantor and without affecting or discharging, in whole or in part, the liability of Guarantor hereunder, to deal in any manner with the Guaranteed Obligations and any security or guaranties therefor, including, without limitation, to (A) release, extend, renew, accelerate, compromise or substitute and administer the Guaranteed Obligations and other obligations under the Financing Documents in any manner it sees fit, (B) release any or all Collateral for the Guaranteed Obligations, (C) release any guarantor of the Guaranteed Obligations, (D) extend the time for payment of the Guaranteed Obligations or any part thereof, (E) change the interest rate, discount rate or transactional fees on the Guaranteed Obligations, (F) reduce or increase the outstanding balance of the Guaranteed Obligations, (G) accelerate the Guaranteed Obligations, (H) make any change, amendment or modification whatsoever to the terms or conditions of the Financing Documents, (I) extend, in whole or in part, on one or any number of occasions, the time for the payment of any principal or interest, discount, fees or any other amount pursuant to any term or condition of the Financing Documents, (J) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which Federal National may at any time have against the Companies or any other guarantor of the Guaranteed Obligations or any other Person, or with respect to any security interest of any kind held by Federal National at any time, (K) substitute Collateral, (L) collect and retain or liquidate Collateral, (M) make advances for the purpose of performing any term or covenant contained in the Financing Documents with respect to which the Companies or any other guarantor of the Guaranteed Obligations is in default, (N) foreclose on any of the Collateral, (O) grant waivers or indulgences, (P) take additional Collateral, (Q) obtain any additional guarantors, (R) take a deed in lieu of foreclosure and/or (S) take or fail to take any other action whatsoever with respect to the Guaranteed Obligations. Guarantor hereby waives and agrees not to assert against Federal National any rights which a guarantor or surety could exercise. Notwithstanding any other provision of this Guaranty or any Financing Document, Guarantor agrees that Federal National has no duties of any nature whatsoever to Guarantor, whether express or implied, by virtue of this Guaranty or any Financing Document, operation of law or otherwise.

8. Guarantor agrees that its obligations hereunder are irrevocable and independent of the obligations of the Companies or any other guarantor of the Guaranteed Obligations or any other Person. Guarantor shall take all necessary and appropriate actions to ensure that this Guaranty is and remains enforceable against Guarantor in accordance with its terms and that Guarantor complies with each of its obligations hereunder. Guarantor shall not (A) cause or permit to be done, or enter into or make or become a party to any agreement (oral or written), arrangement or commitment to do or cause to be done, any of the things prohibited by this Guaranty or that would breach this Guaranty or any other instrument, agreement, arrangement, commitment or document to which Guarantor is a party or by which it or any of its properties or assets is or may be bound or subject, or (B) enter into or make or become a party to any agreement, document or instrument or arrangement that conflicts with this Guaranty or that would prevent Guarantor from complying with and performing under this Guaranty.

9. Guarantor agrees that it shall have no right of subrogation with respect to the Guaranteed Obligations guaranteed hereby or to any Collateral securing such Guaranteed Obligations unless and until such Guaranteed Obligations have been irrevocably and indefeasibly paid in full and performed in full and the Financing Documents and this Guaranty have been terminated. Federal National’s books and records of any and all of the Guaranteed Obligations, absent manifest error, shall be prima facie evidence against Guarantor of the amount of Guaranteed Obligations hereunder.

10. Guarantor acknowledges and confirms that (A) Guarantor will benefit from the financial accommodations to the Companies under the Financing Documents, (B) the financial accommodations by Federal National to the Companies constitute valuable consideration to Guarantor, (C) this Guaranty is intended to be inducement to Federal National to continue to extend financial accommodations to the Companies, and (D) Federal National is relying upon this Guaranty in making and advancing financial accommodations to the Companies.

11. This Guaranty shall inure to the benefit of, and may be enforced by, Federal National, all future holders of any of the Guaranteed Obligations or any of the Collateral and all of Federal National’s respective successors and assigns, and shall be binding upon and enforceable against Guarantor and each Guarantor’s respective heirs, personal representatives, successors and assigns. Guarantor agrees that it may not assign, delegate or transfer this Guaranty or any of its rights or obligations under this Guaranty without the prior written consent of Federal National. Nothing contained in this Guaranty or any Financing Document shall be construed as a delegation to Federal National of Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Federal National has a security interest or lien.

12. Guarantor hereby agrees to take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by Federal National in order to fully effectuate the purposes, terms and conditions of this Guaranty and the consummation of the transactions contemplated hereby and performance and payment of the Guaranteed Obligations hereunder.

13. Notwithstanding and without limiting or being limited by any other provision of this Guaranty or the Financing Documents, Guarantor shall pay all costs and expenses incurred by Federal National including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings) and reasonable attorneys’ fees and expenses (A) in any effort to enforce this Guaranty, any Financing Document and/or any related agreement, document or instrument, or to effect collection hereunder or thereunder, (B) in connection with entering into, negotiating, preparing, reviewing and executing this Guaranty and the Financing Documents and all related agreements, documents and instruments, (C) arising in any way out of administration of the Guaranteed Obligations or the security interests or liens created with respect thereto, including without limitation, any wire transfer fees or audit expenses or filing or recordation fees, (D) in connection with instituting, maintaining, preserving and enforcing Federal National’s rights hereunder or under all related agreements, documents and instruments, (E) in defending or prosecuting any actions, claims or proceedings arising out of or relating to this Guaranty and/or any related agreement, document or instrument, (F) in seeking or receiving any advice with respect to its rights and obligations under this Guaranty, any of the Financing Documents and/or all related agreements, documents and instruments, and/or (G) in connection with any modification, amendment, supplement, waiver or extension of this Guaranty any Financing Document and/or any related agreement, document or instrument, and all of the same shall be part of the Guaranteed Obligations. If Federal National uses in-house counsel for any of the purposes set forth above or any other purposes under this Guaranty for which Guarantor is responsible to pay or indemnify, Guarantor expressly agrees that the Guaranteed Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Federal National in its sole discretion for the work performed.

14. For the purposes of this Guaranty, written notices shall be sent by United States first class certified mail, return receipt requested, postage prepaid, addressed to the notified party at its address set forth in this Agreement or such other address specified by the party with like notice, and shall be deemed received three (3) Business Days after deposit in the United States mail, on the first Business Day after transmittal by nationally recognized overnight courier, or on the day of transmittal by personal delivery, facsimile, telex, cable, email, Internet, or other electronic communication device capable of providing a written record.

15. No course of action or delay, renewal or extension of this Guaranty or any rights or obligations hereunder, release of Guarantor or any of the foregoing, or delay, failure or omission on Federal National’s part in enforcing this Guaranty, or any other Financing Document or in exercising any right, remedy, option or power hereunder or thereunder shall operate as a waiver of such or of any other right, remedy, power or option or of any default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or thereunder affect the liability of Guarantor or preclude any other or further exercise of such or any other right, remedy, power or option. No waiver by Federal National of any one or more defaults by Guarantor in the performance of any of the provisions of this Guaranty shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Notwithstanding any other provision of this Guaranty or any Financing Document, by making any financial accommodations to the Companies, Federal National does not waive a breach of any representation or warranty of Guarantor under this Guaranty, and all of Federal National’s claims and rights resulting from any breach or misrepresentation by Guarantor are specifically reserved by Federal National.

16. If any term or provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Guaranty which shall be given effect so far as possible.

17. The enumeration of the rights and remedies herein is not intended to be exhaustive. The rights and remedies of Federal National described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which Federal National otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

18. All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Guarantor herein shall survive the execution, delivery and termination of this Guaranty. This Guaranty shall be effective on the date hereof and shall continue in full force and effect until full performance and indefeasible payment in full in cash of all Guaranteed Obligations and termination of this Guaranty and the Financing Documents. The rights and powers granted to Federal National hereunder shall continue in full force and effect notwithstanding the termination of this Guaranty or the fact that the Guaranteed Obligations from time to time may be temporarily in a zero or credit position, until all of the Guaranteed Obligations have been indefeasibly paid in full in cash and performed and satisfied in full.

19. Guarantor hereby acknowledges that this Agreement is accepted and executed in the State of Maryland and that this Agreement or any issue regarding its validity, enforcement, construction, and effect shall be governed and construed in accordance the laws of the State of Maryland without regard to any conflicting choice of law rules. Guarantor does hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Maryland with respect to any action or proceedings arising between the parties and expressly covenants and agrees that the exclusive jurisdiction for all disputes and enforcement actions arising hereunder shall occur Montgomery County, Maryland, hereby waiving any right to assert any objection to a proceeding based on the doctrine of forum non conveniens or improper venue in connection therewith.

20. This Guaranty may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Guaranty may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 20 and Guarantor agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Guaranty.

21. Notwithstanding and without limiting any other provision of this Guaranty or any Financing Document, Guarantor shall indemnify Federal National and its affiliates and its and their respective managers, members, officers, employees, agents, representatives, accountants, successors, assigns and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against Federal National or any other Indemnified Person with respect to or arising out of any aspect of, or in any litigation, proceeding or investigation instituted or conducted by any governmental authority or any other Person with respect to, or any transaction contemplated by or referred to in, or any matter related to or any aspect of, this Guaranty or any of the Guaranteed Obligations or any of the Financing Documents or any agreement or document contemplated hereby or thereby, whether or not Federal National or such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Federal National or such Indemnified Person. Federal National agrees to give Guarantor reasonable notice of any event of which Federal National becomes aware for which indemnification may be required under this Section 21, and Federal National may elect (but is not obligated) to direct the defense thereof. Federal National and any other Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of Federal National or any of the other Indemnified Persons, its or their interest or the Collateral generally. If any Indemnified Person uses in-house counsel for any of the purposes set forth above or any other purposes under this Guaranty for which Guarantor is responsible to pay or indemnify, Guarantor expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.

22. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY OR ANY FINANCING DOCUMENT OR (B) IN ANY WAY RELATING TO THIS GUARANTY OR ANY FINANCING DOCUMENT OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND GUARANTOR HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR OR FEDERAL NATIONAL MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

23. This Guaranty constitutes the entire agreement between Guarantor and Federal National with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Neither this Guaranty nor any provision hereof may be changed, modified, amended, waived, restated, supplemented, canceled or terminated other than by an agreement in writing signed by Federal National and Guarantor.

24. If there is more than one Guarantor, their liability hereunder shall be joint and several. As used herein, the singular shall include the plural and vice versa, and the reference to any gender or neuter gender shall include all genders, as the context may require.

25. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

(A) Any duty on the part of Federal National to disclose to Guarantor any facts Federal National may now or have regarding the Companies, regardless of whether Federal National has reason to believe that such facts are unknown to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of the Companies and all other circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

(B) Any claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Companies) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Federal National to enforce any of its rights, whether now existing or hereafter acquired, which Federal National may have against Guarantor, the Companies or the Collateral; or

(C) Any modification of the Financing Documents or any obligation of the Companies, by agreement, by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law or otherwise.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty, under seal, as of the day and year first above written.

____________________________________(seal)
Print Name: G. Troy Meier
Home Address: 2221 North 3250
West Vernal Utah, 84078

____________________________________(seal)
Print Name: Annette Meier
Home Address: 2221 North 3250
West Vernal Utah, 84078

STATE OF_________________________ )
COUNTY OF _______________________ )

I HEREBY CERTIFY, that on this _____ day of____________________, 20___, before the subscriber, a Notary Public for the aforesaid jurisdiction, personally appeared _____________________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who acknowledged that he/she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

____________________________________
My Commission Expires: ____________________	Notary Public

STATE OF_________________________ )
COUNTY OF _______________________ )

I HEREBY CERTIFY, that on this _____ day of____________________, 20___, before the subscriber, a Notary Public for the aforesaid jurisdiction, personally appeared _____________________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who acknowledged that he/she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

____________________________________
My Commission Expires: ____________________	Notary Public